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EXHIBIT 11
                       PHYSICIAN COMPUTER NETWORK, INC.
                        COMPUTATION OF INCOME PER SHARE





                                 THREE MONTHS ENDED
                                     MARCH 31,
                                     ---------




                                                   1997         1996
                                            -----------  -----------

INCOME
------------------------------------------

Primary and fully diluted net income        $ 3,319,728  $ 3,314,659

PRIMARY SHARES
------------------------------------------

 Weighted average Common Stock outstanding   53,091,931   44,239,022
  Common Stock issuable upon the exercise
      of outstanding options and warrants 3,632,471 4,675,969 Common Stock issuable upon the
      conversion of Preferred Stock             142,857      949,473
                                            -----------  -----------
  Weighted average Common Stock
     outstanding as adjusted                 56,867,259   49,864,464
                                            ===========  ===========

FULLY DILUTED SHARES
------------------------------------------

 Weighted average Common Stock outstanding   53,091,931   44,239,022
  Common Stock issuable upon the exercise
      of outstanding options and warrants 3,632,471 4,913,939 Common Stock issuable upon the
      conversion of Preferred Stock             142,857      949,473
                                            -----------  -----------
  Weighted average Common Stock
     outstanding as adjusted                 56,867,259   50,102,434
                                            ===========  ===========


PRIMARY:
------------------------------------------
  Net Income per share                      $      0.06  $      0.07
                                            ===========  ===========

FULLY DILUTED:
------------------------------------------
  Net Income per share                      $      0.06  $      0.07
                                            ===========  ===========

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